Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended Share Option Plan of our report dated May 16, 2022, relating to the financial statements of Rail Vision Ltd. appearing in the Annual Report on Form 20-F of Rail Vision Ltd. for the year ended December 31, 2021.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.
Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

July 1, 2022